Exhibit 99.1


         Yahoo! Reports Second Quarter 2007 Financial Results

                       Revenues - $1,698 Million

                    Operating Income - $185 Million

  Operating Income Before Depreciation, Amortization and Stock-Based
                  Compensation Expense - $474 Million


    SUNNYVALE, Calif.--(BUSINESS WIRE)--July 17, 2007--Yahoo! Inc. (Nasdaq:YHOO) today reported results for the second quarter ended June 30, 2007.

    "I am focused on doing everything we need to do to strengthen our business, capture long-term growth opportunities and create increased value for our shareholders," said Jerry Yang, co-founder and chief executive officer, Yahoo! Inc. "By sharpening our focus, speeding execution, building our technology and talent, and investing in key growth areas, we can put Yahoo! on a clear path to fulfill its potential as an Internet leader."

    Second Quarter 2007 Financial Results

    -- Revenues were $1,698 million for the second quarter of 2007, an 8 percent increase compared to $1,576 million for the same period of 2006.

    -- Marketing services revenues were $1,486 million for the second quarter of 2007, a 7 percent increase compared to $1,386 million for the same period of 2006.

    -- Marketing services revenues from Owned and Operated sites were $887 million for the second quarter of 2007, an 18 percent increase compared to $752 million for the same period of 2006.

    -- Marketing services revenues from Affiliate sites were $599 million for the second quarter of 2007, a 5 percent decrease compared to $634 million for the same period of 2006.

    -- Fees revenues were $212 million for the second quarter of 2007, a 12 percent increase compared to $190 million for the same period of 2006.

    -- Revenues excluding traffic acquisition costs ("TAC") were $1,244 million for the second quarter of 2007, an 11 percent increase compared to $1,123 million for the same period of 2006.

    -- Gross profit for the second quarter of 2007 was $1,015 million, a 9 percent increase compared to $930 million for the same period of 2006.

    -- Operating income for the second quarter of 2007 was $185 million, a 19 percent decrease compared to $230 million for the same period of 2006.

    -- Operating income before depreciation, amortization and stock-based compensation expense for the second quarter of 2007 was $474 million, a 4 percent increase compared to $457 million for the same period of 2006.

    -- Cash flow from operating activities for the second quarter of 2007 was $406 million, a 6 percent decrease compared to $430 million for the same period of 2006.

    -- Free cash flow for the second quarter of 2007 was $328 million, an 8 percent decrease compared to $358 million for the same period of 2006.

    -- Net income for the second quarter of 2007 was $161 million or $0.11 per diluted share compared to $164 million or $0.11 per diluted share for the same period of 2006.

    -- Non-GAAP net income for the second quarter of 2007 was $238 million or $0.17 per diluted share compared to non-GAAP net income of $241 million or $0.16 per diluted share for the same period of 2006.

    -- The provision for income taxes for the second quarter of 2007 was $88 million and yielded an effective tax rate of 41 percent. The provision for income taxes for the second quarter of 2006 was $123 million and yielded an effective tax rate of 46 percent.

    -- Explanations of the Company's non-GAAP financial measures and the related reconciliations to the GAAP financial measures the Company considers most comparable are included in the accompanying "Note to Unaudited Condensed Consolidated Statements of Income," "Reconciliations to Unaudited Condensed Consolidated Statements of Income," and "Reconciliation of GAAP Net Income and GAAP Net Income Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share."

    "Over the last several months, we have made considerable progress driving much tighter focus within our core operations to drive growth. This will take time and continued investment, but we are operating with a great sense of urgency," said Susan Decker, president, Yahoo! Inc. "In order to create meaningful value for shareholders and to drive growth in the future, we will aggressively look at all opportunities to allocate our capital and talent in the most effective ways."

    Segment Financial Results

    -- United States segment revenues for the second quarter of 2007 were $1,119 million, a 5 percent increase compared to $1,070 million for the same period of 2006.

    -- International segment revenues for the second quarter of 2007 were $579 million, a 15 percent increase compared to $506 million for the same period of 2006.

    -- United States segment operating income before depreciation, amortization and stock-based compensation expense for the second quarter of 2007 was $362 million, a 6 percent increase compared to $341 million for the same period of 2006.

    -- International segment operating income before depreciation, amortization and stock-based compensation expense for the second quarter of 2007 was $111 million, a 4 percent decrease compared to $116 million for the same period of 2006.

    Cash Flow Information

    Free cash flow was $328 million for the second quarter of 2007 compared to $358 million for the same period of 2006. In addition to free cash flow, Yahoo! generated $132 million from the issuance of common stock as a result of the exercise of employee stock options. This was offset by $418 million used for direct stock repurchases and $24 million used for acquisitions. Cash, cash equivalents and investments in marketable debt securities were $3,152 million at June 30, 2007 as compared to $3,128 million at March 31, 2007, an increase of $24 million.

    "While Yahoo! delivered another quarter of revenue growth, profitability and most importantly, strong free cash flow, we are committed to making continued improvements across all of our financial metrics," said Blake Jorgensen, chief financial officer, Yahoo! Inc. "Though there is hard work ahead, I believe the potential for this great company is enormous, and I look forward to partnering with Jerry and Sue to help take Yahoo! into its next phase of growth."

    Quarterly Conference Call

    Yahoo! will host a conference call to discuss second quarter results at 5:00 p.m. Eastern Time today. A live webcast of the conference call, together with supplemental financial information, can be accessed through the Company's Investor Relations website at http://yhoo.client.shareholder.com/earnings.cfm. In addition, an archive of the webcast can be accessed through the same link. An audio replay of the call will be available following the conference call by calling 888-286-8010 or 617-801-6888, reservation number: 21933763.

    About Yahoo!

    Yahoo! Inc. is a leading global Internet brand and one of the most trafficked Internet destinations worldwide. Yahoo!'s mission is to connect people to their passions, their communities, and the world's knowledge. Yahoo! is headquartered in Sunnyvale, California.

    Affiliate sites refer to Yahoo!'s distribution network of third-party entities who have integrated Yahoo!'s search and/or display advertising offerings into their websites.

    This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: revenues excluding traffic acquisition costs or TAC, operating income before depreciation, amortization and stock-based compensation expense, free cash flow, and non-GAAP net income and non-GAAP net income per share. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles ("GAAP"). See "Note to Unaudited Condensed Consolidated Statements of Income," "Reconciliations to Unaudited Condensed Consolidated Statements of Income," and "Reconciliation of GAAP Net Income and GAAP Net Income Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share" included in this press release for further information regarding these non-GAAP financial measures.

    This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (including without limitation the statements and information in the Business Outlook section and the quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the successful implementation, and acceptance by advertisers, of the Company's new search advertising system; the Company's ability to compete with new or existing competitors; the implementation and results of the Company's ongoing strategic initiatives; reduction in spending by, or loss of, marketing services customers; the demand by customers for Yahoo!'s premium services; acceptance by users of new products and services; risks related to joint ventures and the integration of acquisitions; risks related to the Company's international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims; the Company's ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content and distribution; and general economic conditions. All information set forth in this press release and its attachments is as of July 17, 2007. Yahoo! does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. More information about potential factors that could affect the Company's business and financial results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, which are on file with the SEC and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, which will be filed with the SEC in the third quarter of 2007.

    Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.



                             Yahoo! Inc.
        Unaudited Condensed Consolidated Statements of Income
               (in thousands, except per share amounts)

                         Three Months Ended        Six Months Ended
                              June 30,                 June 30,
                       -----------------------  ----------------------
                          2006        2007        2006        2007
                       ----------- -----------  ---------- -----------


Revenues               $1,575,854  $1,697,920  $3,142,909  $3,369,770

Cost of revenues          645,767     683,012   1,303,710   1,396,649

                        ----------  ----------  ----------  ----------
Gross profit              930,087   1,014,908   1,839,199   1,973,121
                        ----------  ----------  ----------  ----------

Operating expenses:
  Sales and marketing     325,845     390,430     657,005     757,849
  Product development     208,743     281,086     426,320     520,586
  General and
   administrative         131,909     133,258     260,214     288,423
  Amortization of
   intangibles             34,003      25,177      64,861      52,279
                        ---------- -----------  ----------  ----------
  Total operating
   expenses               700,500     829,951   1,408,400   1,619,137
                        ----------  ----------  ----------  ----------

Income from operations    229,587     184,957     430,799     353,984

Other income, net          36,090      30,736      71,526      66,187
                        ----------  ----------  ----------  ----------

Income before income
 taxes, earnings in
 equity interests and
 minority interests       265,677     215,693     502,325     420,171

Provision for income
 taxes                   (122,698)    (87,732)   (225,630)   (180,090)
Earnings in equity
 interests                 21,634      32,106      48,071      61,255
Minority interests in
 operations of
 consolidated
 subsidiaries                (283)        500        (577)      1,655
                        ----------  ----------  ----------  ----------

Net income             $  164,330  $  160,567  $  324,189  $  302,991
                        ==========  ==========  ==========  ==========


Net income per share -
 diluted               $     0.11  $     0.11  $     0.22  $     0.21
                        ==========  ==========  ==========  ==========

Shares used in per
 share calculation -
 diluted                1,476,642   1,403,819   1,484,809   1,410,779
                        ==========  ==========  ==========  ==========

Stock-based
 compensation expense
 was allocated as
 follows:
  Cost of revenues     $    1,582  $    2,357  $    3,267  $    4,364
  Sales and marketing      38,489      52,110      77,356     102,378
  Product development      36,170      64,451      73,887     112,751
  General and
   administrative          23,482       9,861      53,854      49,292
                        ----------  ----------  ----------  ----------
  Total stock-based
   compensation
   expense             $   99,723  $  128,779  $  208,364  $  268,785
                        ==========  ==========  ==========  ==========


----------------------------------------------------------------------
Supplemental Financial Data (See Note)
----------------------------------------------------------------------
Revenues excluding TAC $1,122,655  $1,243,766  $2,210,353  $2,426,842
Operating income
 before depreciation,
 amortization and
 stock-based
 compensation expense  $  456,858  $  473,629  $  891,790  $  933,664
Free cash flow         $  357,830  $  328,193  $  700,776  $  696,943
Non-GAAP net income
 per share excluding
 stock-based
 compensation expense  $     0.16  $     0.17  $     0.32  $     0.33




                             Yahoo! Inc.
    Note to Unaudited Condensed Consolidated Statements of Income

This press release and its attachments include the non-GAAP financial measures of revenues excluding traffic acquisition costs or TAC, operating income before depreciation, amortization and stock-based compensation expense, free cash flow and non-GAAP net income and non-GAAP net income per share, which are reconciled to gross profit, income from operations, cash flow from operating activities, and net income and net income per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Further, management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, gross profit, income from operations, cash flow from operating activities, and net income and net income per share calculated in accordance with GAAP.

Revenues excluding TAC is defined as gross profit plus other cost of revenues. Under GAAP, both our revenues and cost of revenues include TAC. In defining revenues excluding TAC as our non-GAAP gross profit measure, we have removed TAC from both revenues and cost of revenues. TAC consists of payments made to affiliates that have integrated our sponsored search and/or display advertising offerings into their websites and payments made to companies that direct consumer and business traffic to the Yahoo! website. We present revenues excluding
 TAC: (1) to provide a metric for our investors to analyze and value our Company and (2) to provide investors one of the primary metrics used by the Company for evaluation and decision-making purposes. We provide revenues excluding TAC because we believe it is useful to investors in valuing our Company. One of the ways investors value companies is to apply a multiple to revenues. Since a significant portion of the GAAP revenues associated with our sponsored search offerings is paid to our third-party affiliates, we believe investors find it more meaningful to apply multiples to revenues excluding TAC to assess our value as this avoids "double counting" revenues that are paid to, and being reported by, our third-party affiliates. Further, management uses revenues excluding TAC for evaluating the performance of our business, making operating decisions, budgeting purposes, and as a factor in determining management compensation. A limitation of revenues excluding TAC is that it is a measure which we have defined for internal and investor purposes that may be unique to the Company and therefore it may not enhance the comparability of our results to other companies in our industry who have similar business arrangements but address the impact of TAC differently. Management compensates for these limitations by also relying on the comparable GAAP financial measures of revenues, cost of revenues and gross profit, each of which includes the impact of TAC.

Operating income before depreciation, amortization and stock-based compensation expense is defined as income from operations before depreciation, amortization of intangible assets and stock-based compensation expense (including the compensation of Terry Semel who served as our chief executive officer through June 18, 2007 and whose compensation since June 1, 2006 consisted almost entirely of stock-based compensation). We consider this measure to be an important indicator of the operational strength of the Company. We exclude depreciation and amortization because while tangible and intangible assets support our businesses, we do not believe the related depreciation and amortization costs are directly attributable to the operating performance of our business. This measure is used by some investors when assessing the performance of our Company. In addition, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation enhances the ability of management and investors to understand the impact of stock-based compensation expense on our operating income. We do not include depreciation, amortization and stock-based compensation expense in our internal measures or in the measures used by the Company to formulate our business outlook presented with our quarterly financial information to investors. A limitation associated with the non-GAAP measure of operating income before depreciation, amortization and stock-based compensation expense is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock-based compensation expense related to the Company's workforce. Management compensates for these limitations by also relying on the comparable GAAP financial measure of income from operations, which includes depreciation, amortization and stock-based compensation expense.

Free cash flow is defined as cash flow from operating activities, less net capital expenditures and dividends received and includes the excess tax benefits from stock-based compensation. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the Company's unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

Non-GAAP net income is defined as net income excluding certain gains, losses and expenses and their related tax effects that we do not believe are indicative of our ongoing operating results and further adjusted for stock-based compensation expense. Effective January 1, 2006, we adopted Statement of Financial Accounting Standard No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"). In our calculation of non-GAAP net income and non-GAAP net income per share, we have excluded stock-based compensation expense calculated in accordance with SFAS123R and its related tax effects. We consider non-GAAP net income and non-GAAP net income per share to be profitability measures which facilitate the forecasting of our operating results for future periods and allow for the comparison of our results to historical periods. A limitation of non-GAAP net income and non-GAAP net income per share is that they do not include all items that impact our net income and net income per share for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measures of net income and net income per share, both of which include the expense and related tax effects of the item excluded from non-GAAP net income and non-GAAP net income per share.




                             Yahoo! Inc.
  Reconciliations to Unaudited Condensed Consolidated Statements of
                                Income
                            (in thousands)

                          Three Months Ended       Six Months Ended
                               June 30,                June 30,
                       ----------------------- -----------------------
                          2006        2007        2006        2007
                       ----------- ----------- ----------- -----------
Revenues for groups of
 similar services :
  Marketing services:
    Owned and Operated
     sites             $  752,414  $  886,643  $1,468,982  $1,703,989
    Affiliate sites       633,831     599,389   1,298,117   1,250,662
                        ----------  ----------  ----------  ----------
  Marketing services    1,386,245   1,486,032   2,767,099   2,954,651
  Fees                    189,609     211,888     375,810     415,119
                        ----------  ----------  ----------  ----------
  Total revenues       $1,575,854  $1,697,920  $3,142,909  $3,369,770
                        ==========  ==========  ==========  ==========

Revenues by segment:
  United States        $1,070,134  $1,118,514  $2,167,172  $2,219,271
  International           505,720     579,406     975,737   1,150,499
                        ----------  ----------  ----------  ----------
  Total revenues       $1,575,854  $1,697,920  $3,142,909  $3,369,770
                        ==========  ==========  ==========  ==========

Cost of revenues:
  Traffic acquisition
   costs ("TAC")       $  453,199  $  454,154  $  932,556  $  942,928
  Other cost of
   revenues               192,568     228,858     371,154     453,721
                        ----------  ----------  ----------  ----------
  Total cost of
   revenues            $  645,767  $  683,012  $1,303,710  $1,396,649
                        ==========  ==========  ==========  ==========

Revenues excluding
 TAC:
  Gross profit         $  930,087  $1,014,908  $1,839,199  $1,973,121
  Other cost of
   revenues               192,568     228,858     371,154     453,721
                        ----------  ----------  ----------  ----------
  Revenues excluding
   TAC                 $1,122,655  $1,243,766  $2,210,353  $2,426,842
                        ==========  ==========  ==========  ==========

Revenues excluding TAC
 by segment:
  United States:
  Gross profit         $  679,116  $  752,598  $1,361,507  $1,454,350
  Other cost of
   revenues               157,388     183,091     301,662     364,271
                        ----------  ----------  ----------  ----------
  Revenues excluding
   TAC                 $  836,504  $  935,689  $1,663,169  $1,818,621
                        ==========  ==========  ==========  ==========

  International:
  Gross profit         $  250,971  $  262,310  $  477,692  $  518,771
  Other cost of
   revenues                35,180      45,767      69,492      89,450
                        ----------  ----------  ----------  ----------
  Revenues excluding
   TAC                 $  286,151  $  308,077  $  547,184  $  608,221
                        ==========  ==========  ==========  ==========

Operating income
 before depreciation,
 amortization and
 stock-based
 compensation expense:
  Income from
   operations          $  229,587     184,957  $  430,799  $  353,984
  Depreciation and
   amortization           127,548     159,893     252,627     310,895
  Stock-based
   compensation
   expense                 99,723     128,779     208,364     268,785
                        ----------  ----------  ----------  ----------
  Operating income
   before
   depreciation,
   amortization and
   stock-based
   compensation
   expense             $  456,858  $  473,629  $  891,790  $  933,664
                        ==========  ==========  ==========  ==========

Operating income
 before depreciation,
 amortization and
 stock-based
 compensation expense
 by segment:
  Operating income
   before
   depreciation,
   amortization and
   stock-based
   compensation
   expense - United
   States              $  340,598  $  362,337  $  675,867  $  703,855
  Operating income
   before
   depreciation,
   amortization and
   stock-based
   compensation
   expense -
   International          116,260     111,292     215,923     229,809
                        ----------  ----------  ----------  ----------
  Operating income
   before
   depreciation,
   amortization and
   stock-based
   compensation
   expense             $  456,858  $  473,629  $  891,790  $  933,664
                        ==========  ==========  ==========  ==========

  United States:
  Income from
   operations          $  148,144  $  116,895  $  285,095  $  209,724
  Depreciation and
   amortization           103,081     129,893     203,638     251,646
  Stock-based
   compensation
   expense                 89,373     115,549     187,134     242,485
                        ----------  ----------  ----------  ----------
  Operating income
   before
   depreciation,
   amortization and
   stock-based
   compensation
   expense - United
   States              $  340,598  $  362,337  $  675,867  $  703,855
                        ==========  ==========  ==========  ==========

  International:
  Income from
   operations          $   81,443  $   68,062  $  145,704  $  144,260
  Depreciation and
   amortization            24,467      30,000      48,989      59,249
  Stock-based
   compensation
   expense                 10,350      13,230      21,230      26,300
                        ----------  ----------  ----------  ----------
  Operating income
   before
   depreciation,
   amortization and
   stock-based
   compensation
   expense -
   International       $  116,260  $  111,292  $  215,923  $  229,809
                        ==========  ==========  ==========  ==========

Free cash flow:
  Cash flow from
   operating
   activities          $  429,684  $  405,603  $  814,565  $  840,303
  Acquisition of
   property and
   equipment, net        (175,078)   (144,676)   (316,825)   (262,695)
  Dividends received      (12,908)    (15,156)    (12,908)    (15,156)
  Excess tax benefits
   from stock-based
   awards                 116,132      82,422     215,944     134,491
                        ----------  ----------  ----------  ----------
  Free cash flow       $  357,830  $  328,193  $  700,776  $  696,943
                        ==========  ==========  ==========  ==========




                             Yahoo! Inc.
 Reconciliation of GAAP Net Income and GAAP Net Income Per Share to
         Non-GAAP Net Income and Non-GAAP Net Income Per Share
               (in thousands, except per share amounts)

                                                  Three Months Ended
                                                       June 30,
                                               -----------------------
                                                  2006        2007
                                               ----------- -----------

GAAP Net income                                $  164,330  $  160,567
                                                ==========  ==========

(a) Stock-based compensation as measured using
     the fair value method under SFAS 123R         99,723     128,779

    To adjust the provision for income taxes
     to reflect an effective tax rate of 40%
(b)  in both the three month periods ended
     June 30, 2006 and 2007, respectively, and
     to reflect the tax impact of item (a) in
     both periods                                 (23,462)    (51,584)

                                                ----------  ----------
Non-GAAP Net income excluding stock-based
 compensation expense                          $  240,591  $  237,762
                                                ==========  ==========

GAAP Net income per share - diluted            $     0.11  $     0.11
                                                ==========  ==========

Non-GAAP Net income excluding stock-based
 compensation expense per share - diluted      $     0.16  $     0.17
                                                ==========  ==========

Shares used in per share calculations -
 diluted                                        1,476,642   1,403,819
                                                ==========  ==========


                                                   Six Months Ended
                                                       June 30,
                                               -----------------------
                                                  2006        2007
                                               ----------- -----------

GAAP Net income                                $  324,189  $  302,991
                                                ==========  ==========

(a) Stock-based compensation as measured using
     the fair value method under SFAS 123R        208,364     268,785

    To adjust the provision for income taxes
     to reflect an effective tax rate of 40%
(b)  in the six months ended June 30, 2006 and
     41% in the six months ended June 30,
     2007, and to reflect the tax impact of
     item (a) in both periods                     (58,646)    (99,940)

                                                ----------  ----------
Non-GAAP Net income excluding stock-based
 compensation expense                          $  473,907  $  471,836
                                                ==========  ==========

GAAP Net income per share - diluted            $     0.22  $     0.21
                                                ==========  ==========

Non-GAAP Net income excluding stock-based
 compensation expense per share - diluted      $     0.32  $     0.33
                                                ==========  ==========

Shares used in per share calculations -
 diluted                                        1,484,809   1,410,779
                                                ==========  ==========




                             Yahoo! Inc.
                           Business Outlook

The following business outlook is based on current information and expectations as of July 17, 2007. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations website throughout the current quarter. Yahoo! does not expect, and undertakes no obligation, to update the business outlook prior to the release of the Company's next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the business outlook or any portion thereof at any time at its discretion.

                                        Three Months        Year
                                           Ending          Ending
                                        September 30,   December 31,
                                            2007            2007
                                       --------------- ---------------

Revenues excluding TAC(1) outlook (in
 millions):
  Gross profit                          $945 - $1,055  $4,025 - $4,205
  Other cost of revenues                  225 - 255       865 - 985
                                       --------------- ---------------
  Revenues excluding TAC               $1,170 - $1,310 $4,890 - $5,190
                                       =============== ===============

Operating income before depreciation,
 amortization and stock-based
 compensation expense(1) outlook (in
 millions):
  Income from operations                 $90 - $120      $625 - $725
  Depreciation and Amortization           150 - 170       600 - 640
  Stock-based compensation expense        140 - 160       550 - 590
                                       --------------- ---------------
  Operating income before
   depreciation, amortization and
   stock-based compensation expense      $380 - $450   $1,775 - $1,955
                                       =============== ===============

  (1) Refer to Note to Unaudited Condensed Consolidated Statements of
   Income.




                             Yahoo! Inc.
      Unaudited Condensed Consolidated Statements of Cash Flows
                            (in thousands)


                         Three Months Ended       Six Months Ended
                              June 30,                June 30,
                      ----------------------- ------------------------
                         2006        2007        2006         2007
                      ----------- ----------- ----------- ------------

CASH FLOWS FROM
 OPERATING
 ACTIVITIES:
  Net income          $  164,330  $  160,567  $  324,189  $   302,991
  Adjustments to
   reconcile net
   income to net cash
   provided by
   operating
   activities:
    Depreciation          70,587     103,002     139,201      197,511
    Amortization of
     intangible
     assets               56,961      56,891     113,426      113,384
    Stock-based
     compensation
     expense              99,723     128,779     208,364      268,785
    Tax benefits from
     stock-based
     awards              115,985      96,964     227,820      164,655
    Excess tax
     benefits from
     stock-based
     awards             (116,132)    (82,422)   (215,944)    (134,491)
    Deferred income
     taxes               (31,449)    (48,539)    (63,539)     (90,839)
    Earnings in
     equity interests    (21,634)    (32,106)    (48,071)     (61,255)
    Dividends
     received             12,908      15,156      12,908       15,156
    Minority
     interests in
     operations of
     consolidated
     subsidiaries            283        (500)        577       (1,655)
    (Gains)/losses
     from sale of
     investments,
     assets and
     other, net            5,207       4,379      (2,070)       1,522
    Changes in assets
     and liabilities,
     net of effects
     of acquisitions:
      Accounts
       receivable,
       net               (13,254)      3,151     (53,355)      43,365
      Prepaid
       expenses and
       other              (4,604)    (25,877)    (15,963)     (12,519)
      Accounts
       payable            28,100          98      63,753       31,078
      Accrued
       expenses and
       other
       liabilities        42,327      18,883      88,596      (15,839)
      Deferred
       revenue            20,346       7,177      34,673       18,454
                       ----------  ----------  ----------  -----------
  Net cash provided
   by operating
   activities            429,684     405,603     814,565      840,303
                       ----------  ----------  ----------  -----------

CASH FLOWS FROM
 INVESTING
 ACTIVITIES:
  Acquisition of
   property and
   equipment, net       (175,078)   (144,676)   (316,825)    (262,695)
  Purchases of
   marketable debt
   securities           (313,571)   (422,752)   (648,333)    (993,039)
  Proceeds from sales
   and maturities of
   marketable debt
   securities            409,679     616,756     845,674    1,344,752
  Acquisitions, net
   of cash acquired      (60,833)    (24,432)    (55,329)     (36,011)
  Other investing
   activities, net          (299)    (13,344)       (644)     (19,914)
                       ----------  ----------  ----------  -----------
  Net cash (used in)
   provided by
   investing
   activities           (140,102)     11,552    (175,457)      33,093
                       ----------  ----------  ----------  -----------

CASH FLOWS FROM
 FINANCING
 ACTIVITIES:
  Proceeds from
   issuance of common
   stock, net            102,306     131,803     189,825      203,725
  Repurchases of
   common stock          (51,311)   (418,175)   (690,209)  (1,013,181)
  Structured stock
   repurchases, net     (250,000)          -    (227,705)    (250,000)
  Excess tax benefits
   from stock-based
   awards                116,132      82,422     215,944      134,491
  Other financing
   activities, net             -      (3,708)          -       (3,708)
                       ----------  ----------  ----------  -----------
  Net cash used in
   financing
   activities            (82,873)   (207,658)   (512,145)    (928,673)
                       ----------  ----------  ----------  -----------

Effect of exchange
 rate changes on cash
 and cash equivalents     22,419       7,237      34,567       11,218

Net change in cash
 and cash equivalents    229,128     216,734     161,530      (44,059)
Cash and cash
 equivalents,
 beginning of period   1,362,095   1,309,078   1,429,693    1,569,871
                       ----------  ----------  ----------  -----------

Cash and cash
 equivalents, end of
 period               $1,591,223  $1,525,812  $1,591,223  $ 1,525,812
                       ==========  ==========  ==========  ===========

Supplemental schedule
 of acquisition-
 related activities:

  Cash paid for
   acquisitions       $   60,983  $   25,894  $   63,006  $    41,767
  Cash acquired in
   acquisitions             (150)     (1,462)     (7,677)      (5,756)

                       ----------  ----------  ----------  -----------
                      $   60,833  $   24,432  $   55,329  $    36,011
                       ==========  ==========  ==========  ===========

Common stock,
 restricted stock and
 stock options issued
 in connection with
 acquisitions         $        -  $        -  $        -  $    54,528
                       ==========  ==========  ==========  ===========




                             Yahoo! Inc.
           Unaudited Condensed Consolidated Balance Sheets
                            (in thousands)

                                            December 31,    June 30,
                                                2006          2007
                                            ------------ -------------

ASSETS
Current assets:
  Cash and cash equivalents                 $  1,569,871  $  1,525,812
  Short-term marketable debt securities        1,031,528       865,325
  Accounts receivable, net                       930,964       891,621
  Prepaid expenses and other current assets      217,779       361,891
                                             -----------   -----------
  Total current assets                         3,750,142     3,644,649

Long-term marketable debt securities             935,886       760,402
Property and equipment, net                    1,101,379     1,175,858
Goodwill                                       2,968,557     3,004,052
Intangible assets, net                           405,822       393,337
Other long-term assets                           459,988       550,339
Investments in equity interests                1,891,834     1,962,671
                                             -----------   -----------

Total assets                                $ 11,513,608  $ 11,491,308
                                             ===========   ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                          $    109,130  $    142,552
  Accrued expenses and other current
   liabilities                                 1,046,882       923,044
  Deferred revenue                               317,982       341,504
                                             -----------   -----------
  Total current liabilities                    1,473,994     1,407,100

Long-term deferred revenue                        64,939        61,170
Long-term debt                                   749,915       749,632
Other long-term liabilities                       36,890        36,451
Deferred and other tax liabilities, net           19,204       261,478
Minority interests in consolidated
 subsidiaries                                      8,056         7,748
Stockholders' equity                           9,160,610     8,967,729
                                             -----------   -----------

Total liabilities and stockholders' equity  $ 11,513,608  $ 11,491,308
                                             ===========   ===========



    CONTACT: Yahoo! Inc.
             Helena Maus, 408-349-2579 (Media Relations) helena@yahoo-inc.com
             Cathy La Rocca, 408-349-5188 (Investor Relations) cathy@yahoo-inc.com